©2021 Plantronics Inc. All rights reserved. 1

©2021 Plantronics Inc. All rights reserved. 2 This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including, our expectations that the virus has caused, and will continue to cause, a shift to a hybrid work environment and that the elevated demand we have experienced in certain product lines, including our Video and Voice devices, will continue over the long term; (ii) risks related to global supply chain disruptions, including continued uncertainty and potential impact on future quarters relating to a shortage of adequate component supply, including integrated circuits and manufacturing capacity, long lead times for raw materials and components, increased costs, increased purchase commitments and a delay in our ability to fulfill orders, which has had, and may continue to have, an adverse impact on our business and operating results and which could continue to negatively affect our profitability and/or market share; (iii) expectations related to our ability to manage profitability and maintain margins in light of supply chain challenges, while making investments for long-term growth, including investments in strategic alliances and/or acquisitions, in light of the supply chain challenges; (iv) our expectations regarding growth objectives related to our strategic initiatives designed to expand our product and service offerings, including our expectations related to building strategic alliances and key partnerships with providers of collaboration tools and platforms to drive revenue growth and market share; (v) our belief that we will continue to experience increased customer and partner demand in collaboration endpoints, and that we will be able to design new product offerings to meet changes in demand due to a global hybrid work environment; (vi) expectations related to our ability to fulfill the backlog generated by supply constraints and to timely supply the number of products to fulfill current and future customer demand in a timely manner to satisfy perishable demand; (vii) risks associated with our dependence on manufacturing operations conducted in our own facility in Tijuana, Mexico and through contract manufacturers, original design manufacturers, and suppliers to manufacture our products, to timely obtain sufficient quantities of materials and/or finished products of acceptable quality, at acceptable prices, and in the quantities necessary for us to meet critical schedules for the delivery of our own products and services and fulfill our anticipated customer demand; (viii) risks associated with our ability to secure critical components from sole source suppliers or identify alternative suppliers and/or buy component parts on the open market or completed goods in quantities sufficient to meet our requirements on a timely basis, affecting our ability to deliver products and services to our customers; (ix) risks related to increased cost of goods sold, including increased freight and other costs associated with expediting shipment and delivery of high-demand products to key markets in order to meet customer demand; (x) the impact if global or regional economic conditions deteriorate further, on our customers and/or partners, including increased demand for pricing accommodations, delayed payments, delayed deployment plans, insolvency or other issues which may increase credit losses; (xi) risks associated with significant and/or abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (xii) expectations related to our Services reportable segment revenues, particularly as we introduce next-generation, less complex, product solutions, or as companies shift from on premises to work from home options for their workforce, which have resulted and may continue to result in decreased demand for our professional, installation and/or managed service offerings; (xiii) expectations related to our efforts to drive sales and sustainable profitable revenue growth, to improve our profitability and cash flow, and accelerate debt reduction and de-levering; (xiv) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xv) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost- reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xvi) expectations relating to our earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of COVID-19, the current constraints in our ability to source key components for our products, continued uncertainty in the macro-economic climate and other external factors, puts further pressure on management judgments used to develop forward-looking financial guidance and other prospective financial information; (xvii) expectations related to GAAP and non-GAAP financial results for the full Fiscal Year 2022, including net revenues, adjusted earnings before interest, tax, depreciation, and amortization (EBITDA), tax rates, intangibles amortization, diluted weighted average shares outstanding and diluted earnings per share (EPS); (xviii) our forecast and estimates with respect to tax matters, including expectations with respect to the valuation of our intellectual property or expectations regarding utilization of our deferred tax assets; and (xix) our expectations regarding pending and potential future litigation, in addition to other matters discussed in our most recent Quarterly Reports as noted below that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. Factors that could cause actual results and events to differ materially from such forward-looking statements are included, but not limited to, those discussed in our Quarterly Report on Form 10-Q for the period ended October 2, 2021; and in Part I, "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended April 3, 2021, filed with the Securities and Exchange Commission ("SEC") on May 18, 2021; and other documents we have filed with the SEC. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. FORWARD LOOKING STATEMENTS

©2021 Plantronics Inc. All rights reserved. 3 To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude certain non-cash transactions and activities that are not reflective of our ongoing core operations, as further described below. We believe the use of each of these non-GAAP measures provides meaningful supplemental information in assessing our operating performance and liquidity across reporting periods on a consistent basis and are used by management in evaluating financial performance and in strategic planning. These non-GAAP measures may differ from those used by other companies and are not intended to be considered in isolation of, or as a substitute for, financial results prepared in accordance with GAAP. Certain prior year amounts have been reclassified for consistency with current year presentation. A reconciliation between GAAP and Non-GAAP measures for all periods presented in this document is included as an appendix to this document and in our press release regarding our results for Q2 FY22 filed with the SEC on Form 8-K on October 28, 2021. Other historical reconciliations are available at investor.poly.com. USE OF NON-GAAP INFORMATION

©2021 Plantronics Inc. All rights reserved. 4 OVERVIEW & STRATEGY

©2021 Plantronics Inc. All rights reserved. 5 BUSINESS OVERVIEW • Demand environment remains intact despite supply challenges Voice revenue up 36%, Video up 15% y/y, Professional Headsets up 9% sequentially • GM improvement driven by shift to higher- margin headsets and video products • Poly continues to gain significant share in Video, nearly doubling share y/y • Poly Studio X70 and E70 launched to provide broadcast-quality video to large conference rooms • Talvis Love joins Poly board of directors Q2FY22(1) FINANCIAL OVERVIEW • GAAP Revenue of $419M Guidance range of $420M - $440M • Non-GAAP Revenue of $420M 1% year over year growth • GAAP EPS of $2.21 • Non-GAAP EPS of $0.77 Guidance range of $0.50 - $0.70 • Adjusted EBITDA of $62M Guidance range of $50M - $60M • Operating cash flow of $-1M • Cash and ST Investments of $208M SUMMARY 1 Please refer to the appendix to this presentation and to our press release regarding our Q2 FY22 financial results filed with the SEC on Form 8-K on October 28, 2021 for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 6 THREE CORE IDEAS 01 Work is no longer a place: it’s what you do, and how you do it. 02 Enterprise communications is no longer about devices: it is about the business infrastructure connecting people, spaces and technology. 03 Poly has the best combination of hardware, software, and services to unify the enterprise communications ecosystem.

©2021 Plantronics Inc. All rights reserved. 7 A COMPELLING VALUE PROPOSITION • Product portfolio expanded to address in-office and remote work • Service offering evolving with new tools for remote management • Distribution strategy adapting to new purchasing patterns Continuous Innovation Transformation • Senior leadership team strengthened, including Chief Operating Officer • Solidifying new strategic partnerships and distribution channels • Ongoing cost discipline and balance sheet management • Work is work, regardless of location, and people need to connect reliably and clearly • We make tools, not toys, and our enterprise-grade gear is designed to work from anywhere on any platform • We back it up with industry-leading support and services Our Value Proposition: Stronger than Ever

©2021 Plantronics Inc. All rights reserved. 8 KEY PARTNERS STRONG PARTNER ECOSYSTEM Our neutral approach and award-winning products allow us to partner with a broad range of UC&C platform providers and ITSPs

©2021 Plantronics Inc. All rights reserved. 9 NEW PRODUCT & PARTNER ANNOUNCEMENTS

10 The Poly Studio X70 and Poly Studio E70 join Poly’s Line of Pro-Grade Video Conferencing Solutions Designed to Create Meeting Equality • These video conferencing devices deliver a broadcast quality experience with Poly DirectorAI technology which uses AI and machine learning to power your meetings • Poly and Microsoft Teams have partnered to deliver Meeting Room AI with the Poly Studio E70 • The Poly Studio E70 is Zoom certified, and both the X70 and E70 devices support Zoom Rooms Smart Gallery to provide everyone with an equitable seat at the table • Blue Jeans announced its Poly Studio X70 native app • RingCentral Room Appliances feature the Poly Studio X70 to bring AI and next-gen analytics to hybrid teams POLY STUDIO X70 & E70 VIDEO DEVICES

11 Work Like a Boss with Poly’s Voyager 4300 UC Series Headset Designed with Flexible Work in Mind • The Voyager 4300 UC joins the award- winning Voyager family to provide an affordable solution without compromise for the hybrid worker • The Voyager 4300 Bluetooth headset is designed for the new way of working to keep workers connected whether working from home or the office POLY INTRODUCES THE VOYAGER 4300 HEADSET

12 Poly partnered with National Breast Cancer Foundation in support of Breast Cancer Awareness Month • The pink Poly Sync 20 is Poly’s first purpose-built, cause- related product • Poly is partnering with National Breast Cancer Foundation in support of their fight against breast cancer which focuses on early detection, education, and support services for those affected by breast cancer • Additionally, the Poly Sync 60 is now Microsoft Teams certified. POLY RELEASES LIMITED EDITION PINK POLY SYNC 20 SPEAKERPHONE

POLY + APPSPACE DELIVER WORKPLACE COMMUNICATIONS ON POLY VIDEO OS DEVICES

Poly Studio X Series and G7500 feature AppSpace software integration and digital signage capabilities

- Poly has integrated AppSpace, a leader in cloud-based digital signage software, onto its Poly Video OS conferencing systems to deliver workplace communications
- With an AppSpace subscription, digital signage pop-ups will appear during downtime to provide information such as the weather, news, company messages and event updates poly + APPSPACE

poly

13

©2021 Plantronics Inc. All rights reserved. 14 Q2 FY22 EARNINGS RESULTS

©2021 Plantronics Inc. All rights reserved. 15 Q2 FINANCIAL SUMMARY 1 Non-GAAP Revenue of $420 million, up 1% Y/Y: • Primarily driven by Voice and Video revenues, which increased 36% and 15% y/y, respectively Non-GAAP gross margins of 47.2%, down 170 bps Y/Y: • Primarily driven by freight and unfavorable purchase price variance (PPV) due to spot market purchases Non-GAAP operating expenses of $145 million, up 1% Y/Y: • Primarily driven by higher compensation expense offset by cost savings from restructuring Non-GAAP operating margin of 12.6%, Adj. EBITDA of $62 million Non-GAAP diluted EPS of $0.77 1 Please refer to the appendix to this presentation and to our press release regarding our Q2 FY22 financial results filed with the SEC on Form 8-K on October 28, 2021 for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 16 195 169 185 44 61 60 101 138 116 68 62 59 8 2 0 $415 $432 $420 Q2 FY21 Q1 FY22 Q2 FY22 210 229 233 131 126 112 74 77 75 $415 $432 $420 Q2 FY21 Q1 FY22 Q2 FY22 NON-GAAP REVENUE BY CATEGORY & REGION ($MM) Professional Headsets Consumer Voice Video Services AMER EMEA APAC

©2021 Plantronics Inc. All rights reserved. 17 TRENDED SELL-THROUGH FOR NEW VIDEO PRODUCTS Based on Sales-Out1 and includes Studio USB, Studio X30, Studio X50, G7500, Studio P Series2 0 10 20 30 40 50 60 70 80 90 Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 Q1 FY22 Q2 FY22 1 Sales-Out (AKA Sell-Through) data is provided by channel partners. As a result, Poly is unable to ensure the completeness or accuracy of such data. 2 Studio USB began shipping in Q1FY20, G7500 began shipping in Q2FY20, Studio X30 and X50 began shipping in Q3FY20, P Series began shipping in Q4FY21. ($MM)

©2021 Plantronics Inc. All rights reserved. 18 NON-GAAP1 OPERATING DETAILS ($MM) Operating Expenses • Essentially flat Y/Y as increased compensation was offset by cost savings from restructuring Operating Income • Operating income decreased $6M or 10%, primarily driven by lower gross margins $144 $145 Q2 FY21 Q2 FY22 34.6% $59 $53 Q2 FY21 Q2 FY22 14.3% Gross Profit • Y/Y decrease of $5M and 170 basis points • Margin rate lower due to freight and PPV $203 $198 Q2 FY21 Q2 FY22 47.2% 34.5% 12.6% 48.9% 1 Please refer to the appendix to this presentation and to our press release regarding our Q2 FY22 financial results filed with the SEC on Form 8-K on October 28, 2021 for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 19 CASH & INVESTMENTS BRIDGE Q1FY22 – Q2FY22 ($MM) $208 $213

©2021 Plantronics Inc. All rights reserved. 20 TRAILING TWELVE MONTHS ADJUSTED EBITDA 1 ($MM) $69 $100 $86 $61 $62 Q2 FY21 Q3 FY21 Q4 FY21 Q1 FY22 Q2 FY22 TTM EBITDA: $309M 1 Please refer to the appendix to this presentation and to our press release regarding our Q2 FY22 financial results filed with the SEC on Form 8-K on October 28, 2021 for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 21 Q2 FY22 GUIDANCE

©2021 Plantronics Inc. All rights reserved. 22 FISCAL YEAR 2022 GUIDANCE (AS OF OCTOBER 28, 2021) Poly does not intend to update these targets during the quarter or to report on its progress toward these targets. Poly will not comment on these targets to analysts or investors except by its press release announcing its third quarter fiscal year 2022 results or by other public disclosure. Any statements by persons outside Poly speculating on the progress of the third quarter or full fiscal year 2022 will not be based on internal company information and should be assessed accordingly by investors. Please refer to the appendix to this presentation and to our press release regarding our Q2 FY22 financial results filed with the SEC on Form 8-K on October 28, 2021 for a reconciliation between GAAP and Non-GAAP measures as used within this presentation. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward- looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control. Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, currency fluctuations, customer cancellations and rescheduling, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize. 1 Full Fiscal Year 2022 Adjusted EBITDA and non-GAAP diluted EPS excludes estimated intangibles amortization expense of $113.8 million. 2 EPS Guidance assumes approximately 44 million diluted average weighted shares and a non-GAAP effective tax rate of 7% to 9%. Global supply chain pressures, including both semiconductor chip shortages and transportation constraints, have impacted companies worldwide, and we expect we will continue to experience ongoing tightness and volatility in our supply chain, in turn compromising near-term visibility. Given this environment, the Company has elected to provide full fiscal-year 2022 guidance rather than specific ranges for fiscal Q3. Based on our current supply and expected availability of specific components, and assuming no incremental negative effects from COVID or its variants, the Company expects the following results for the full year of fiscal 2022 (all amounts assume currency rates remain stable): • GAAP Net Revenue for Full Fiscal Year 2022 of $1.675B to $1.725B • Adjusted EBITDA1 for Full Fiscal Year 2022 of $220M to $240M • Non-GAAP Diluted EPS1,2 for Full Fiscal Year 2022 of $2.30 to $2.70

©2021 Plantronics Inc. All rights reserved. 23 GAAP PURCHASE ACCOUNTING FORECAST 4 Quarter Rolling Forecast ($MM) Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 COGS– Intangibles Amortization $16.2 $16.2 $16.2 $16.2 SG&A– Intangibles Amortization $11.6 $11.6 $11.6 $11.6

©2021 Plantronics Inc. All rights reserved. 24 SUPPLEMENTAL DATA & GAAP TO NON-GAAP RECONCILIATIONS

©2021 Plantronics Inc. All rights reserved. 25 TRENDED NON-GAAP INFORMATION ($MM, except EPS data) Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 FY21 Q1 FY22 Q2 FY22 Non-GAAP Revenue $361 $415 $488 $478 $1,742 $432 $420 Gross Profit $180 $203 $247 $231 $862 $194 $198 Gross Margin 50.0% 48.9% 50.7% 48.4% 49.5% 44.8% 47.2% Op. Expense $144 $144 $157 $155 $600 $142 $145 Op. Income $37 $59 $90 $76 $262 $52 $53 Op. Margin 10.2% 14.3% 18.4% 15.9% 15.0% 12.0% 12.6% Diluted EPS $0.33 $0.93 $1.47 $1.23 $3.99 $0.60 $0.77 Adj. EBITDA $48 $69 $100 $86 $302 $61 $62 Op. Cash Flow $42 $-1 $31 $74 $145 $1 $-1

©2021 Plantronics Inc. All rights reserved. 26 TRENDED NON-GAAP REVENUE DATA Non-GAAP Rev by Category ($MM) Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 FY21 Q1 FY22 Q2 FY22 Voice $46 $44 $67 $64 $221 $61 $60 Video $71 $101 $113 $142 $427 $138 $116 Services $69 $67 $67 $67 $270 $62 $59 Prof Headsets $169 $195 $237 $201 $802 $169 $185 Cons Headsets $6 $8 $4 $4 $22 $2 - Total Revenue $361 $415 $488 $478 $1,742 $432 $420 Non-GAAP Revenue by Geography Americas $199 $210 $227 $233 $869 $229 $233 EMEA $95 $131 $182 $171 $579 $126 $112 APAC $67 $74 $79 $74 $294 $77 $75 Total Revenue $361 $415 $488 $478 $1,742 $432 $420

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES Use of Non-GAAP Financial Information To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude certain non-cash transactions and activities that are not reflective of our ongoing core operations, as further described below. We believe the use of each of these non-GAAP measures provides meaningful supplemental information in assessing our operating performance and liquidity across reporting periods on a consistent basis and are used by management in evaluating financial performance and in strategic planning. These non-GAAP measures may differ from those used by other companies and are not intended to be considered in isolation of, or as a substitute for, financial results prepared in accordance with GAAP. Non-GAAP Adjustments • Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018. • Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Services revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidance. • Stock compensation expense: Represents the non-cash expense associated with the Company's grant of stock-based awards to employees and non-employee directors. • Restructuring and other related charges: Represents costs associated with restructuring plans and reorganization actions aimed at improving the Company’s overall cost structure, realigning resources consistent with its global strategy, and reducing expenses to enable strategic investments in revenue growth. These costs are not reflective of ongoing operations and are primarily associated with reductions in the Company’s workforce, facility related charges due to the closure or consolidation of offices, and other related costs, including legal and advisory services. • Deferred compensation mark to market: Represents gains and losses driven by the remeasurement of assets and liabilities associated with the Company’s deferred compensation plans. Gains and losses on plan liabilities are recognized within operating expenses, while the offsetting gains and losses on plan assets are recognized within other non-operating expense (income), net. • Loss, net on litigation settlements: The Company may be involved in various litigation, claims and proceedings that result in payments or recoveries from such proceedings. The related gains and losses incurred are excluded as they are not reflective of ongoing operations. • Income tax effects: Represents the tax effects of non-GAAP adjustments and other adjustments, depending on the nature of the underlying items. The exclusion of the above-mentioned items eliminates the effect of certain non-recurring and unusual tax items that do not necessarily reflect the Company’s long-term operations. The income tax effects for unusual tax items primarily represents the impact of the discrete tax benefit associated with the IP transfer between wholly-owned subsidiaries and the full valuation allowance on United States federal and state deferred tax assets. ©2021 Plantronics Inc. All rights reserved. 27

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended				
	September 26, 2020	December 26, 2020	April 3, 2021	July 3, 2021	October 2, 2021
Net revenues					
Enterprise Headsets[1]	$ 195,128	$ 237,473	$ 201,279	$ 169,832	$ 185,488
Consumer Headsets[1]	7,712	3,435	3,674	2,362	292
Voice[2]	43,785	67,076	64,449	61,298	59,705
Video[2]	101,052	112,727	141,578	137,711	115,898
Services	63,292	63,974	65,252	59,969	57,641
Total GAAP net revenues	410,969	484,685	476,232	431,172	419,024
Deferred revenue purchase accounting	4,237	3,289	1,797	1,260	1,054
Total non-GAAP net revenues	$ 415,206	$ 487,974	$ 478,029	$ 432,432	$ 420,078
Net revenues by geographic area					
Americas	$ 209,001	$ 226,433	$ 232,212	$ 228,293	$ 232,954
EMEA	130,399	181,429	170,922	126,121	111,761
APAC	71,569	76,823	73,098	76,758	74,309
Total GAAP net revenues	410,969	484,685	476,232	431,172	419,024
Deferred revenue purchase accounting	4,237	3,289	1,797	1,260	1,054
Total non-GAAP net revenues	$ 415,206	$ 487,974	$ 478,029	$ 432,432	$ 420,078

1 Restated to reclassify mono premium product revenues from Consumer Headsets to Enterprise Headsets.

2 Restated to reclassify Eagle Eye webcam revenues from Voice to Video.

poly

©2021 Plantronics Inc. All rights reserved. 28

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				
	September 26, 2020	December 26, 2020	April 3, 2021	July 3, 2021	October 2, 2021
GAAP Net revenues	$ 410,969	$ 484,685	$ 476,233	$ 431,172	$ 419,024
Deferred revenue purchase accounting	4,237	3,289	1,796	1,260	1,054
Non-GAAP Net revenues	$ 415,206	$ 487,974	$ 478,029	$ 432,432	$ 420,078
GAAP Gross profit	$ 180,746	$ 226,657	$ 212,816	$ 175,189	$ 179,693
Purchase accounting amortization	17,176	16,459	16,239	16,238	16,238
Deferred revenue purchase accounting	4,237	3,289	1,796	1,260	1,054
Stock-based compensation	742	799	565	1,127	1,160
Non-GAAP Gross profit	$ 202,901	$ 247,204	$ 231,416	$ 193,814	$ 198,145
Non-GAAP Gross profit %	*48.9%*	*50.7%*	*48.4%*	*44.8%*	*47.2%*
GAAP Operating expenses	$ 173,923	$ 197,768	$ 178,677	$ 195,172	$ 169,311
Purchase accounting amortization	(14,195)	(14,195)	(14,195)	(14,195)	(11,569)
Stock-based compensation	(9,521)	(10,687)	(10,976)	(9,289)	(10,424)
Restructuring and other related charges	(6,170)	(13,977)	773	(28,972)	(2,607)
Deferred compensation mark to market	(714)	(1,632)	(917)	(994)	(13)
Other adjustments	185	—	2,103	—	387
Non-GAAP Operating expenses	$ 143,508	$ 157,277	$ 155,465	$ 141,722	$ 145,085
Non-GAAP Operating expenses %	34.6%	32.2%	32.5%	32.8%	34.5%

poly

©2021 Plantronics Inc. All rights reserved.
29

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				
	September 26, 2020	December 26, 2020	April 3, 2021	July 3, 2021	October 2, 2021
GAAP Operating income (loss)	$ 6,823	$ 28,889	$ 34,139	$ (19,983)	$ 10,382
Purchase accounting amortization	31,371	30,654	30,434	30,433	27,807
Deferred revenue purchase accounting	4,237	3,289	1,796	1,260	1,054
Stock-based compensation	10,263	11,486	11,541	10,416	11,584
Restructuring and other related charges	6,170	13,977	(773)	28,972	2,607
Deferred compensation mark to market	714	1,632	917	994	13
Other adjustments	(185)	—	(2,103)	—	(387)
Non-GAAP Operating income	$ 59,393	$ 89,927	$ 75,951	$ 52,092	$ 53,060
Non-GAAP Operating income %	14.3%	18.4%	15.9%	12.0%	12.6%
GAAP Diluted earnings (loss) per common share	$ (0.33)	$ 0.48	$ 0.25	$ (0.88)	$ 2.21
Purchase accounting amortization	0.76	0.73	0.70	0.69	0.64
Deferred revenue purchase accounting	0.10	0.08	0.04	0.03	0.02
Stock-based compensation	0.25	0.27	0.27	0.24	0.27
Restructuring and other related charges	0.15	0.33	(0.02)	0.66	0.06
Other adjustments	—	—	(0.05)	—	(0.01)
Income tax effect	—	(0.42)	0.04	(0.18)	(2.42)
Effect of anti-dilutive securities[1]	—	—	—	0.04	—
Non-GAAP Diluted earnings per common share	$ 0.93	$ 1.47	$ 1.23	$ 0.60	$ 0.77
Shares used in diluted earnings per common share calculation:					
GAAP	40,970	42,184	43,498	42,061	43,705
Non-GAAP	41,312	42,184	43,498	43,843	43,705

1 **Effect of anti-dilutive securities:** Represents the impact to non-GAAP diluted earnings per common share from potentially dilutive securities that were excluded from GAAP diluted loss per common share because their effect is anti-dilutive.

poly

©2021 Plantronics Inc. All rights reserved. 30

PLANTRONICS, INC. UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (in thousands) UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED) Three Months Ended Twelve Months Ended September 26, December 26, April 3, July 3, October 2, October 2, 2020 2020 2021 2021 2021 2021 GAAP Net (loss) income $ (13,405) $ 20,113 $ 10,977 $ (36,811) $ 96,785 $ 91,064 Income tax expense (benefit) 3,013 (7,045) (341) (4,262) (102,567) (114,215) Interest expense 18,581 18,417 24,424 21,782 16,141 80,764 Other non-operating (income) expense, net (1,366) (2,596) (920) (692) 23 (4,185) Deferred revenue purchase accounting 4,237 3,289 1,796 1,260 1,054 7,399 Stock-based compensation 10,263 11,486 11,540 10,416 11,584 45,026 Restructuring and other related charges 6,170 13,977 (773) 28,972 2,607 44,783 Deferred compensation mark to market 714 1,632 917 994 13 3,556 Other adjustments (185) — (2,103) — (387) (2,490) Depreciation and amortization 40,971 40,510 39,986 39,833 36,292 156,621 Adjusted EBITDA $ 68,993 $ 99,783 $ 85,503 $ 61,492 $ 61,545 $ 308,323 ©2021 Plantronics Inc. All rights reserved. 31

©2021 Plantronics, Inc. Poly and the propeller design are trademarks of Plantronics, Inc. 32 THANK YOU